Exhibit 10(b)
Amendment to Deferred Compensation Plan (the “Plan”)
To increase the number of shares of the Company’s common stock that may be credited under the Plan and to reflect the two-for-one stock split in the form of a 100 percent stock dividend on the Company’s common stock distributed August 11, 2006, to holders of record on August 4, 2006, the first sentence of Section 17 of the Plan was amended on September 26, 2006 to read:
“Subject to adjustment as provided in this Section 17, the maximum number of shares of Common Stock that may be credited under the Plan is 16,000,000.”